Exhibit 3.v

FOREIGN MANUFACTURERS FINANCE CORPORATION

BY-LAWS

OFFICES.

1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the agent in charge thereof shall be the Registrar and Transfer Company.

2. The corporation may also have an office in the City of New York, State of New York, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation require.

SEAL.

3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”

STOCKHOLDERS’ MEETINGS.

4. All meetings of the stockholders shall be held at the office of the corporation in Wilmington, Delaware, or at the office of the corporation in New York City or at such other place as may be fixed by the Board of Directors and specified in the notice of the meeting.

5. The annual meeting of stockholders, after the year 1930, shall be held on the last Monday of December in each year, if not a legal holiday, and if a legal holiday, then on the day following, at two o’clock P. M., when they shall elect by a plurality vote, by ballot, a Board of Directors to serve for one year and until their successors are elected or chosen and qualify.

6. The holders of a majority of the stock issued and outstanding, present in person, or represented by proxy, shall be requisite and shall constitute a quorum for all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be represented. At such adjourned meeting at which the requisite amount of stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

7. At each meeting of the stockholders every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and delivered to the inspectors at the meeting, and he shall have one vote for each share of stock registered in his name on the transfer books. No share of stock shall be voted on at any election which has been transferred on the books of the corporation within twenty days next preceding such election. The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a plurality vote.

8. Written notice of the annual meeting shall be mailed to each stockholder at such address as appears on the stock book of the corporation, at least ten days prior to the meeting.

9. A full list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of shares held by each, shall be prepared by the secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business be open to the examination of any stockholder.

10. Special meetings of the stockholders, for any purpose or purposes, other than those regulated by statute, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting.

11. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

12. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, at least three days before such meeting to each stockholder at such address as appears on the books of the corporation.

DIRECTORS.

13. The property and business of this corporation shall be managed by its Board of Directors, three in number. They shall be elected by the stockholders, at the annual meeting of stockholders of the corporation, and each director shall be elected to serve for the term of one year, and until his successor shall be elected and shall qualify.

14. The directors may hold their meetings and have one or more offices, and keep the books of the corporation, except the original or duplicate stock ledger, outside of Delaware, at the office of the corporation in the City of New York, State of New York, or at such other places as they may from time to time determine.

15. In addition to the powers and authorities by these by-laws expressly conferred upon it, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

16. Without prejudice to the general powers conferred by the last preceding clause, and the other powers conferred by statute, by the certificate of incorporation and by these by-laws it is hereby expressly declared that the board of directors shall have the following powers, that is to say:

(a)	From time to time to make and change rules and regulations, not inconsistent with these by-laws for the management of the corporation’s business and affairs.

(b)	To purchase, or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit.

(c)	At their discretion to pay for any property or rights acquired by the corporation either wholly or partly in money, stock, bonds, debentures or other securities of the corporation.

(d)	To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

(e)	To determine who shall be authorized on the corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

(f)	To delegate any of the powers of the Board in the course of the current business of the corporation to any standing or special committee or to any officer or agent or to appoint any persons to be the agent of the corporation, with such powers (including the power to sub-delegate) and upon such terms as they think fit.

MEETINGS OF THE BOARD.

17. The newly elected board may meet at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization and otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting; PROVIDED a majority of the whole board shall be present; or such place and time may be fixed by the consent in writing of all the directors.

18. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

19. At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

20. Special meetings of the board may be called by the president on two days notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

OFFICERS.

21. The officers of the corporation shall be a president, vice-president, secretary and treasurer. Any two of the aforesaid offices, except those of president and vice-president may be filled by the same person.

22. The board of directors, at its first meeting after each annual meeting of stockholders shall elect by ballot, a president and vice-president from their own number, and the board shall also annually choose a secretary and a treasurer who need not be members of the board.

23. The board may appoint such other officers and agents as it shall deem necessary, who shall have the authority and shall perform such duties as from time to time shall be prescribed by the board.

24. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

25. The officers of the corporation shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.

EXECUTIVE COMMITTEE.

26. There may be an executive committee of two or more directors appointed by the board, who may meet at stated times, or on notice to all by any of their own number. During the intervals between the meetings of the board they shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time. The board may delegate to such committee authority to exercise all the powers of the board, excepting power to amend the by-laws, while the board is not in session. Vacancies in the membership of the committee shall be filled by the board of directors at a regular meeting or at a special meeting called for that purpose.

27. The executive committee shall keep the regular minutes of its proceedings and report the same to the board when required.

THE PRESIDENT.

28. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation; he shall see that all orders and resolutions of the board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the president, to any other officer or officers of the corporation.

29. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation; he shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the secretary or the treasurer. He or the vice-president shall sign certificates of stock.

30. He shall be EX OFFICIO a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

VICE-PRESIDENT.

31. The Vice-President shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as shall from time to time be imposed upon him by the board.

SECRETARY.

32. The secretary shall attend all sessions of the board and all meetings of the stockholders and act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, and under whose supervision he shall be. He may sign certificates of stock. He shall be sworn to the faithful discharge of his duty.

THE TREASURER.

33. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the board of directors.

34. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his trans-actions as treasurer and of the financial condition of the corporation. He may sign certificates of stock.

35. He shall give the corporation a bond if required by the board of directors in a sum, and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

VACANCIES.

36. If the office of any director, or of the president, vice-president, secretary or treasurer, or other officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

37. In case of any increase in the number of directors, the additional directors shall be elected by the directors then in office.

DUTIES OF OFFICERS MAY BE DELEGATED.

38. In case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate the powers or duties of such officer to any other officer, or to any director, for the time being, PROVIDED, a majority of the entire board concur therein.

CERTIFICATES OF STOCK.

39. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the president or vice-president and treasurer or assistant treasurer or secretary or assistant secretary and shall bear the corporate seal.

TRANSFERS OF STOCK.

40. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of each certificate.

41. The board of directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend.

42. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

LOST CERTIFICATE.

43. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require, and shall give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the board, in at least double the par value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the board of directors.

INSPECTION OF BOOKS.

44. The directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

CHECKS.

45. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR,

46. The fiscal year shall begin the first day of January in each year.

DIVIDENDS.

47. Dividends upon the capital stock of the corporation, when earned, may be declared by the board of directors, at any regular or special meeting.

48. Before payment of any dividend or making any distribution of profits, there shall be set aside out of the surplus or net profits of the corporation, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation.

DIRECTORS’ ANNUAL STATEMENT.

49. The board of directors shall present at each annual meeting and when called for by the stockholders, at any special meeting of stockholders, a full and clear statement of the business and condition of the corporation.

NOTICES.

50. Whenever under the provisions of these bylaws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the post office or a letter box, in a postpaid, sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, or in default of other address, to such director, officer or stockholder at the general post office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

51. Any stockholder, director or officer may waive any notice required to be given under these by-laws.

AMENDMENTS.

52. The stockholders, by the affirmative vote of a majority of the stock issued and outstanding, may at any regular, or at any special meeting, alter or amend these by-laws, if notice thereof be contained in the notice of the meeting.

53. The board of directors, by the affirmative vote of a majority of its members may alter, or amend these by-laws, but no alteration or amendment shall be made unless proposed at a regular or special meeting of the board, and adopted at a subsequent regular meeting.